UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 16, 2005
General Nutrition Centers, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation)	333-114502 (Commission File Number)	72-1575168 (I.R.S. Employer Identification No.)
300 Sixth Avenue, Pittsburgh, Pennsylvania 15222
(Address of principal executive offices) (Zip Code)
(412) 288-4600
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
  Employment Agreement with Robert J. DiNicola, Executive Chairman of the Board
     Robert J. DiNicola currently serves as the executive Chairman of the Board of GNC Corporation (“GNC”), General Nutrition Centers, Inc. (“Centers”), and each of their subsidiaries (collectively, the “Company”). Centers and GNC entered into a new Employment Agreement with Mr. DiNicola on December 22, 2005, to be effective for all purposes as of January 1, 2006 (the “New DiNicola Employment Agreement”). The New DiNicola Employment Agreement expressly replaced the previous Employment Agreement with Mr. DiNicola dated as of December 1, 2004, which had an initial term through December 31, 2005.
     The New DiNicola Employment Agreement provides for an employment term up to December 31, 2008, with automatic annual one-year renewals thereafter subject to notice of nonrenewal by Centers or Mr. DiNicola not less than one year prior to the end of the applicable employment period. The New DiNicola Employment Agreement provides for an annual base salary of $750,000 for Mr. DiNicola, with annual bonuses of 50% to 120% of his base salary based on a range of annual target levels of sales, EBITDA and cash flow generation goals established by Centers’ board of directors or compensation committee. Mr. DiNicola also continues to be eligible for a one-time cash bonus of $1 million upon the consummation of an initial underwritten public offering by GNC or a change of control, in each case where GNC’s principal stockholder has received at least a 25% internal rate of return on its investment in the GNC common stock.
     Upon Mr. DiNicola’s death or disability, his estate or personal representatives will be entitled to receive his base salary for the remainder of his employment period and a pro rata bonus for the year in which he died or became disabled. In the event of a termination of Mr. DiNicola’s employment without cause or for good reason (each as defined in the New DiNicola Employment Agreement), he will be entitled to receive his base salary for the remainder of his employment period and a pro rata bonus for the year in which he was terminated. If such termination occurs upon or within six months following a change of control (as defined in the New DiNicola Employment Agreement), Mr. DiNicola will be entitled to receive his base salary for the greater of the remaining term or a two-year period following the date of termination.
     A copy of the New DiNicola Employment Agreement is attached as Exhibit 10.1 to the Current Report on Form 8-K of GNC filed with the SEC on December 22, 2005 and is incorporated herein by reference.
     As contemplated in the New DiNicola Employment Agreement, Mr. DiNicola received additional stock options (which are incentive stock options to the extent permitted under the GNC Stock Incentive Plan) to purchase 150,000 shares of GNC common stock at a per share exercise price of $6.00 per share. The options have a term of seven years, 50% vest and became exercisable immediately on the date of grant, and the remaining 50% will vest and become exercisable on the first anniversary of the date of grant. In the event of a change of control or Mr. DiNicola’s death or disability, all of Mr. DiNicola’s GNC stock options will become immediately exercisable.
     In addition, pursuant to the New DiNicola Employment Agreement, on January 1, 2006 GNC issued to Mr. DiNicola 25,000 shares of GNC common stock, which are not be subject to any performance or vesting restrictions, but which are restricted securities for purposes of the federal securities laws and regulations.
Employment Agreement with Robert Homler, Executive Vice President and Chief Operating Officer
     In connection with the appointment of Robert Homler as Executive Vice President and Chief Operating Officer of the Company on December 16, 2005, Centers and GNC entered into a new Employment Agreement with Mr. Homler on January 11, 2006, to be effective for all purposes as of December 16, 2005 (the “New Homler Employment Agreement”). The New Homler Employment Agreement expressly replaced the previous Employment Agreement with Mr. Homler, which provided for an initial employment term up to December 31, 2006, subject to automatic annual one-year renewals commencing on December 15, 2005 and each December 15th thereafter, unless Centers or Mr. Homler provides advance notice of termination. Effective December 15, 2005, the term was automatically extended for an additional one-year period through December 31, 2007. The New Homler Employment Agreement provides for an employment term up to December 31, 2007, with automatic annual one-year renewals thereafter subject to notice of nonrenewal by Centers or Mr. Homler not less than one year prior to the end of the applicable employment period.

     The New Homler Employment Agreement provides for an annual base salary of $350,000 for Mr. Homler, which was applied retroactively to December 4, 2005. Mr. Homler is eligible for annual bonuses on a basis and in an amount to be determined by Centers’ board of directors or compensation committee in the exercise of its discretion for the applicable year. Upon Mr. Homler’s death or disability, his estate or personal representatives will be entitled to receive his base salary for the remainder of his employment period and, subject to the discretion of Centers’ board of directors, a pro rata bonus for the year in which he died or became disabled. In the event of a termination of Mr. Homler’s employment without cause or for good reason (each as defined in the New Homler Employment Agreement), he will be entitled to receive his base salary for the remainder of his employment period and, subject to the discretion of Centers’ board of directors, a pro rata bonus for the year in which he was terminated. If such termination occurs upon or within six months following a change of control (as defined in the New Homler Employment Agreement), Mr. Homler will be entitled to receive his base salary for the greater of the remaining term or a two-year period following the date of termination.
     A copy of the New Homler Employment Agreement is attached as Exhibit 10.2 to the Current Report on Form 8-K/A (Amendment No. 1) of GNC filed with the SEC on January 13, 2006 and is incorporated herein by reference.
     In connection with his appointment as Executive Vice President and Chief Operating Officer of the Company, Mr. Homler also received an additional non-qualified stock option to purchase 150,000 shares of GNC’s common stock at a per share exercise price of $6.00 per share. The option has a term of seven years and will vest and become exercisable in four equal installments on each anniversary of the date of grant. In the event of a change of control, all of Mr. Homler’s options will become immediately exercisable.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (c) Effective December 16, 2005, Robert Homler was appointed to serve as Executive Vice President and Chief Operating Officer of the Company.
     Mr. Homler, age 60, has most recently served as Executive Vice President and Chief Merchandising Officer of the Company since February 2005. From March 2001 until January 2005, Mr. Homler owned a Coffee Beanery franchise operation in East Brunswick, New Jersey. From July 1998 to January 2000, Mr. Homler was President of Merchandising and Marketing of Levitz Furniture Corporation. Prior to joining Levitz Furniture Corporation, Mr. Homler was, from January 1994 to June 1998, Executive Vice President of Home Store Operations at Macy’s East Division of Federated Department Stores. From 1984 through 1994, Mr. Homler was a General Merchandise Manager of Home Store Operations at various Federated Department Store divisions: A & S/ Jordan Marsh from 1992 until 1994; Rich’s Department Stores from 1991 until 1992; and Bon Marche from 1988 until 1992. From 1984 until 1988, Mr. Homler was Senior Vice President — Director of Merchandising for R.H. Macy Corporation where he began his retail career in 1968 as a buyer and merchandiser.
     Centers has entered into the New Homler Employment Agreement with Mr. Homler. See the disclosure under Item 1.01 of this report, which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.
(c)	Exhibits.

10.1	Employment Agreement, dated December 22, 2005, by and among General Nutrition Centers, Inc., GNC Corporation, and Robert J. DiNicola (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of GNC filed with the SEC on December 22, 2005).

10.2	Employment Agreement, dated January 11, 2006, by and among General Nutrition Centers, Inc. and Robert Homler (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K/A (Amendment No. 1) of GNC filed with the SEC on January 13, 2006).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: January 13, 2006

GENERAL NUTRITION CENTERS, INC.
By:	/s/ Curtis J. Larrimer
Name:	Curtis J. Larrimer
Title:	Executive Vice President and Chief Financial Officer

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